EXHIBIT 5.2


     The Registrant will submit (or has submitted) the Plan and any amendment thereto to the Internal Revenue Service ("IRS"), in a timely manner and will make (or has made) all changes required by the IRS in order to qualify the Plan.




                              \s\ Michael J. Walsh
                              ----------------------------------
                              Michael J. Walsh
                              Executive Vice President, Chief
                              Financial Officer, General Counsel
                              and Secretary